Exhibit 99(d)

Letter to Beneficial Holders Regarding the Offer to Exchange

LAMAR MEDIA CORP.

Tender of
Any and All Outstanding 6 5/8% Notes Due 2015 — Series C
In Exchange For
6 5/8% Notes Due 2015 — Series C
Registered Under The Securities Act of 1933

Pursuant to the prospectus dated          , 2007

To Our Clients:

Enclosed for your consideration is a prospectus, dated          , 2007 (the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Lamar Media Corp. (the “Company”) to exchange its 6 5/8% Notes due 2015 — Series C (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for its outstanding 6 5/8% Notes due 2015 — Series C (the “Old Notes”), upon the terms and subject to the conditions described in the Prospectus.

This material is being forwarded to you as the beneficial owner of the Old Notes held by us in your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange offer will expire at 5:00 p.m., New York City time, on          , 2008, unless extended by the Company (the “Expiration Date”). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Old Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer — Conditions to the Exchange Offer.”

3. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date.

IF YOU WISH TO TENDER YOUR OLD NOTES, PLEASE SO INSTRUCT US BY COMPLETING, SIGNING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Old Notes in your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed material referred to therein relating to the Company’s Exchange Offer.

This will instruct you, the registered holder, with respect to tendering in the Exchange Offer, the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

Please tender the Old Notes held by you for my account as indicated below:

The aggregate principal, or face, amount at maturity of Old Notes held by you for the account of the undersigned is (fill in amount)

       $     of 6 5/8% Notes due 2015 — Series C.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Old Notes held by you for the account of the undersigned (insert principal, or face, amount at maturity of Old Notes to be tendered (if any)) (must be $1,000 or any integral multiple thereof):

       $     of 6 5/8% Notes due 2015 — Series C.

By instructing you to tender the amount of Old Notes given above, you are authorized to make, on behalf of the undersigned, the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner of the Old Notes.

☐	NOT to TENDER any Old Notes held by you for the account of the undersigned.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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